ENHANCED INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/19/04	DaimlerChrysler North American
		Holding Corporation
Principal
Amount			Price		Amount
$1,850,000		$100.00  	$1,850,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.18        N/A	.25%	          4.37%

Broker
Deustche Morgan Grenfell

Underwriters of DiamlerChrysler North American
		Holding Corporation

Underwriters*				Principal Amount
Total					$750,000,000

*Underwriters and principal amounts were not available at time of filing.

===============


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/24/04	Sovereign Bancorp
		(SOV FRN August 25, 2005)

Principal
Amount			Price		Amount
$1,150,000		$100.00		$1,150,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.20        N/A	.38%	          2.85%

Broker
Lehman Brothers Inc., New York

Underwriters of Sovereign Bancorp (SOV FRN August 25, 2005)

Underwriters				Principal Amount
J.P. Morgan Securities Inc		$135,000,000
Lehman Brothers Inc			 135,000,000
Merrill Lynch, Pierce,
Fenner & Smith Incorporated		  30,000,000
					----------------
Total					$300,000,000
					================